Exhibit 99.1

200 Connell Drive
Berkeley Heights, NJ 07922

Genta Appoints Dr. Brian Leyland-Jones and Richard J. Moran to its Board of Directors

Dr. Daniel Von Hoff to Retire as Director

BERKELEY HEIGHTS, NJ – April 24, 2012 – Genta Incorporated (OTCBB:  GNTA.OB) announced today the appointments of Dr. Brian Leyland-Jones and Richard J. Moran, as members of the Company’s Board of Directors.  The Company also announced the retirement from the Board of Dr. Daniel D. Von Hoff.

Dr. Raymond P. Warrell, Jr., Genta’s Board Chairman and Chief Executive Officer commented:  “The Genta team is delighted to welcome our new independent directors.  Prior to his retirement as Senior Vice-President at Genta, Dick Moran had worked closely with the Board during his tenure, following a career in finance at Johnson & Johnson that spanned more than 20 years.  Dr. Leyland-Jones is a leader in pharmacology, oncology drug development, and genomic approaches in breast cancer.  Both new members will extend the Board’s leadership in key areas of Genta’s business.”

“The Board extends our deepest gratitude to Dan Von Hoff, who has served on the Genta Board for 12 years.  With this extraordinary service, Dan has provided guidance, leadership, and advice to both management and to his colleagues on the Board.  In no small measure, the turnaround in progress at Genta reflects contributions from the experience for which he is internationally renowned.  We wish him continued success with his commitments to provide ground-breaking achievements that better the lives of patients with cancer.”

Dr. Brian R. Leyland-Jones, MB BS, PhD

Dr. Leyland-Jones is a leader in development of anticancer therapy, clinical and molecular pharmacology, translational oncology, biomarker development, and experimental studies of targeted and chemotherapeutic agents.  He has recently accepted the position of Enterprise Senior Vice-President of Oncology, Sanford Health, and Director of the Edith Sanford Breast Cancer Center.  From 2007 to 2012, Dr. Leyland-Jones was Professor of Medicine at Emory University where, as Director of the Winship Cancer Center and Associate Vice-President of Health Sciences, he led Emory to its current designation as a NCI Comprehensive Cancer Center.  Previously, he was Professor of Medicine at McGill University in Montreal.  From 1990 to 2000, he served as founding chair of Oncology and Director of the McGill University Comprehensive Cancer Center.  From 1983 to 1990, he served at the National Cancer Institute in Bethesda, MD, where he headed the Developmental Chemotherapy section.  At NCI, he was responsible for the development of approximately 70 anticancer compounds from screening and discovery through Phase III.  In 2001, he was Founding Chairman and CEO of Xanthus, a biotech company focused on individualized cancer therapy by co-development of drugs with biomarkers.  The company was acquired by Antisoma in 2008.

Dr. Leyland-Jones holds biochemistry, medical, and doctoral degrees from the University of London.  He was resident physician at the Hammersmith, Brompton, St. Bartholomew's, and London hospitals.  He served fellowships in clinical pharmacology at Cornell University Medical College and in clinical oncology at Memorial Sloan-Kettering Cancer Center, where he also served as a member of the faculty.  Dr. Leyland-Jones has authored more than 180 peer-reviewed articles and book contributions and holds more than 30 patents.

Richard J. Moran

Mr. Moran brings extensive and diversified finance experience.  From 2005 until his retirement in 2008, he served as Senior Vice-President and Chief Financial Officer at Genta Incorporated.  Previously, he was associated with Johnson and Johnson (JNJ) and several of its operating companies.  He served as Chief Financial Officer, Vice President Finance, and member of the U.S. Board of Ortho Biotech from 1995 to 2002.  From 2000 to 2002, he assumed finance responsibility for the Ortho Biotech Worldwide Board.  In that role, he was responsible for planning, preparation, management, compliance, and controls of the accounting and financial activities of this $4.4 billion global business unit. From 2002 to 2004, he was Director of Special Projects at JNJ's Corporate Headquarters, where he was charged with strategic development and implementation of Sarbanes-Oxley Section #404 compliance requirements at more than 350 worldwide locations with $45 billion in sales.

Mr. Moran previously served as Finance Group Controller for JNJ's International Cilag, Ortho, McNeil Pharmaceuticals (ICOM) Group from 1989 to 1994 during the launch of Eprex® in 50 countries and Procrit® in the U.S.  During that time, he served on the Board for both Cilag Europe and the ICOM Group. From 1983 to 1988, Mr. Moran was a Director of JNJ's Corporate Internal Audit Department. Prior to his service at JNJ, Mr. Moran was a Staff Auditor for Arthur Andersen & Co.  Mr. Moran is a member of the New Jersey Society of Certified Public Accountants, the American Institute of Certified Public Accountants, and has served as Chairman of the Board and Treasurer of the American Red Cross of Somerset County, NJ.

About Genta

Genta Incorporated is a biopharmaceutical company with a diversified product portfolio that is focused on delivering innovative products for the treatment of patients with cancer.   The Company is developing tesetaxel, a novel, orally absorbed taxane that is in the same class of drugs as paclitaxel and docetaxel.  As the leading oral taxane in clinical development, tesetaxel has been evaluated in a broad program of completed or ongoing Phase 2a/Phase 2b clinical trials.  The Company has announced that gastric (stomach) cancer will be the lead indication for registration.  Genta is exclusively marketing Ganite® (gallium nitrate injection) in the U.S, which is indicated for treatment of symptomatic patients with cancer-related hypercalcemia that is resistant to hydration.  The Company has developed proprietary oral formulations of the active ingredient in Ganite® that are being evaluated as potential treatments for diseases associated with accelerated bone loss.  For more information about Genta, please visit our website at: www.genta.com.

Safe Harbor

This press release may contain forward-looking statements with respect to business conducted by Genta Incorporated. By their nature, forward-looking statements and forecasts involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future.  Such forward-looking statements include those that express plan, anticipation, intent, contingency, goals, targets, or future developments and/or otherwise are not statements of historical fact.  The words “potentially”, “anticipate”, “could”, “calls for”, and similar expressions also identify forward-looking statements.  The Company does not undertake to update any forward-looking statements.  Factors that could affect actual results include, without limitation, risks associated with:

•	the Company’s ability to obtain necessary regulatory approval for its product candidates from regulatory agencies, such as the U.S. Food and Drug Administration and the European Medicines Agency;
•	the safety and efficacy of the Company’s products or product candidates;
•	the commencement and completion of any clinical trials;
•	the Company’s assessment of its clinical trials;
•	the Company’s ability to develop, manufacture, license, or sell its products or product candidates;
•	the Company’s ability to enter into and successfully execute any license and collaborative agreements;
•	the adequacy of the Company’s capital resources and cash flow projections, the Company’s ability to obtain sufficient financing to maintain the Company’s planned operations, or the risk of bankruptcy;
•	the adequacy of the Company’s patents and proprietary rights;
•	the impact of litigation that has been brought against the Company; and
•	the other risks described under Certain Risks and Uncertainties Related to the Company’s Business, as contained in the Company’s Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

There are a number of factors that could cause actual results and developments to differ materially.  For a discussion of those risks and uncertainties, please see the Company's Annual Report on Form 10-K for 2011 and its most recent quarterly report on Form 10-Q.

SOURCE: Genta Incorporated

CONTACT:
Genta Investor Relations
info@genta.com